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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 21, 2005

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                        Gateway Financial Holdings, Inc.

     North Carolina                  000-33223                   56-2264354
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

1145 North Road Street, Elizabeth City, North Carolina             27909
       (Address of principal executive offices)                  (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

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ITEM 2. 02 -- RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 21, 2005, Gateway Financial Holdings, Inc. (the "Corporation") reported financial results for the three and six months ended June 30, 2005.

The Corporation is the holding company for Gateway Bank & Trust Co., a full-service community bank with a total of eighteen offices in Elizabeth City
(3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 8.01 -- OTHER EVENTS.

Also on July 21, 2005, the Corporation announced that its Board of Directors, at its regular meeting on July 21, 2005, declared a quarterly cash dividend of $0.02 per share on the Corporation's common stock. The dividend is payable on August 15, 2005 to shareholders of record as of the close of business on July 27, 2005.

ITEM 9.01(C) -- EXHIBITS

       Exhibit 99.1:     Press Release on June 30 Earnings

       Exhibit 99.2:     Press Release on Quarterly Dividend

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GATEWAY FINANCIAL HOLDINGS, INC.

                                       By: /s/ D. Ben Berry
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                                           D. Ben Berry
                                           President and Chief Executive Officer

Date: July 21, 2005